Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
-or-
Amy McGahan
Director of Corporate & Strategic Communications
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2024 RESULTS

THIRD-QUARTER HIGHLIGHTS:
•TOTAL REVENUE OF $438.9 MILLION, UP 6.9%; SAME-UNIT REVENUE UP 5.1%
•NET INCOME UP 4.2%; ADJUSTED EBITDA UP 23.0%
•GAAP EPS UP 4.5%; ADJUSTED EPS UP 27.3%

NINE-MONTH HIGHLIGHTS:
•TOTAL REVENUE OF $1.4 BILLION UP 7.1%; SAME-UNIT REVENUE UP 4.6%
•NET INCOME DOWN 1.5%; ADJUSTED EBITDA UP 7.0%
•GAAP EPS DOWN 0.8%; ADJUSTED EPS UP 7.5%
CLEVELAND (October 29, 2024) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the third quarter and nine months ended September 30, 2024.
For the 2024 third quarter, CBIZ recorded revenue of $438.9 million, an increase of $28.3 million, or 6.9%, compared with $410.5 million reported for the same period in 2023. Acquired operations, net of divestitures, contributed $7.6 million, or 1.8%, to third-quarter 2024 revenue growth. Same-unit revenue increased by $20.8 million, or 5.1%, for the quarter, compared with the same period a year ago. Net income was $35.1 million, or $0.70 per diluted share, for the quarter, compared with $33.7 million, or $0.67 per diluted share, for the same period a year ago.
For the nine months ended September 30, 2024, CBIZ recorded revenue of $1,353.2 million, an increase of $89.5 million, or 7.1%, over the $1,263.6 million recorded for the same period in 2023. Acquired operations, net of divestitures, contributed $30.9 million, or 2.4%, to revenue growth in the nine months ended September 30, 2024. Same-unit revenue increased by $58.7 million, or 4.6%, for the nine months ended September 30, 2024, compared with the same period a year ago. Net income was $131.8 million, or $2.62

NYSE: CBZ ● www.cbiz.com ● X: @cbz

per diluted share, for the nine months ended September 30, 2024, compared with $133.7 million, or $2.64 per diluted share, for the same period a year ago.
On July 31, 2024, CBIZ announced it entered into a definitive agreement to acquire Marcum LLP (“Marcum”), a national accounting and advisory firm, and with essentially all closing conditions met, the transaction is expected to close in the coming days. During the 2024 third quarter, CBIZ incurred approximately $14.8 million in fees related to the Marcum transaction which adversely impacted GAAP earnings results by $0.20 per diluted share. For the first nine months of 2024, $21.4 million in fees were incurred in connection with the Marcum transaction with an adverse impact on GAAP earnings results of $0.31 per diluted share. More information relating to this pending transaction can be found on CBIZ’s website at https://www.cbiz.com/stronger-together.
Excluding nonrecurring acquisition-related integration expenses, transaction costs incurred related to the Marcum transaction, and gain from the sale of a national practice, Adjusted net income was $42.3 million in the third quarter of 2024, compared with Adjusted net income of $33.2 million for the same period a year ago. Adjusted earnings per share was $0.84 for the third-quarter of 2024, an increase of 27.3%, compared with Adjusted earnings per share of $0.66 for the same period a year ago. Adjusted EBITDA for the third-quarter of 2024 was $75.7 million, up 23.0%, compared with $61.6 million for the same period in 2023.
For the nine months ended September 30, 2024, Adjusted net income was $144.8 million, compared with Adjusted net income of $135.0 million for the same period a year ago. Adjusted earnings per share was $2.87 for the nine months ended September 30, 2024, an increase of 7.5%, compared with Adjusted earnings per share of $2.67 for the same period a year ago. Adjusted EBITDA for the nine months ended September 30, 2024, was $245.2 million, compared with $229.2 million for the same period in 2023.
Schedules reconciling Adjusted net income, Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included at the end of this release.
The balance outstanding on the Company’s unsecured credit facility on September 30, 2024, was $337.3 million, with $252.0 million of unused borrowing capacity.
Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Adjusted earnings per share were up by over 27% and we are very pleased to report strong third quarter results. With the business performing in line with expectations for the first three quarters of the year and a favorable outlook for the fourth quarter, we are pleased to reaffirm our full-year 2024 guidance for Adjusted earnings per share.”
Grisko continued, “With the Marcum transaction nearing closing, we are excited for the opportunities it presents to our collective team members, clients, and for the CBIZ shareholders. With combined annual revenues of approximately $2.8 billion, over 10,000 team members, offices from coast to coast, and our wide-range of high-value services including accounting, tax, advisory, benefits, insurance, and technology, CBIZ will become the largest provider of professional services of our kind to the middle market. Upon closing, we will be unmatched in the depth of expertise and breadth of services we are able to provide to our clients and the career and growth opportunities we are able to offer our teams.”
2024 Outlook
With an expected close in the fourth quarter of 2024, current guidance excludes the impact of the Marcum acquisition. Based on expectations for the remainder of the year, the Company expects the following:
•Total revenue to grow within a range of 7% to 9% over the prior year.
•Effective tax rate of approximately 28%.
•Weighted average fully diluted share count of approximately 50.0 to 50.5 million shares.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

•GAAP fully diluted earnings per share to be within a range of $2.37 to $2.42 per share, or within a range of 1% higher or lower than the $2.39 per share reported for 2023.
•Adjusted fully diluted earnings per share to grow within a range of 10% to 12%, to $2.64 to $2.69 per share, compared with the $2.41 per share reported for 2023.
Conference Call
CBIZ will host a conference call at 11 a.m. (ET) today to discuss its third-quarter and nine-month financial results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants can register at https://dpregister.com/sreg/10193759/fdc246933b.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; we are dependent on the services of our executive officers, other key employees, producers and service personnel, the loss of whom may have a material adverse effect on our business, financial condition and results of operations; restrictions imposed by independence requirements and conflict of interest rules may limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and intangible assets could become impaired, which could lead to material non-cash charges against earnings; certain liabilities resulting from acquisitions are estimated and could lead to a material non-cash impact on earnings; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our clients, our business, our business services operations, our business models, or our revenue; changes in the United States healthcare or public health environment, including new healthcare legislation or regulations, may adversely affect the revenue and margins in our or our clients’ businesses; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyber-attacks or other security breaches involving our computer systems or the systems of one or more of our vendors or clients could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we could be held liable for errors and omissions, contract claims, or other litigation judgments or expenses; the future issuance of additional shares could adversely affect the price of our common stock; our principal stockholders may have substantial control over our operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our credit facility may adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments could cause a default under those instruments; we are reliant on information processing systems and any failure of these systems could have a material adverse effect on

NYSE: CBZ ● www.cbiz.com ● X: @cbz

our business, financial condition and results of operations; we may not be able to acquire and finance additional businesses which may limit our ability to pursue our business strategy; the business services industry is competitive and fragmented; if we are unable to compete effectively, our business, financial condition and results of operations may be negatively impacted; and there is volatility in our stock price.
With respect to the agreement to acquire Marcum, such risks and uncertainties include, but are not limited to: the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals in a timely manner or at all; the possibility of litigation related to the transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the transaction will not be achieved in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with clients, other business partners and employees; the possibility that the financing will not be obtained as anticipated and the effects of the increased leverage of the Company following the transaction; and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”).
Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Consequently, no forward-looking statements can be guaranteed.
A more detailed description of such risks and uncertainties may be found in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, “Item 1A. Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and the Company’s other filings with the SEC at www.sec.gov.
All forward-looking statements made in this release are made only as of the date hereof. The Company does not undertake any obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(In thousands, except percentages and per share data)

	Three Months Ended September 30,
	2024	%	2023	%
Revenue	$438,884	100.0%	$410,539	100.0%
Operating expenses (1)	365,971	83.4	342,148	83.3
Gross margin	72,913	16.6	68,391	16.7
Corporate general and administrative expenses (1)	23,227	5.3	13,136	3.2
Operating income	49,686	11.3	55,255	13.5
Other (expense) income:
Interest expense	(4,968)	(1.1)	(5,848)	(1.4)
Gain on sale of operations, net	4,953	1.1	77	—
Other income (expense), net (1) (2)	1,300	0.3	(2,288)	(0.6)
Total other income (expense), net	1,285	0.3	(8,059)	(2.0)
Income before income tax expense	50,971	11.6	47,196	11.5
Income tax expense	15,887		13,514
Net income	$35,084	8.0%	$33,682	8.2%

Diluted earnings per share	$0.70		$0.67

Diluted weighted average common shares outstanding	50,401		50,371
Other data:
Adjusted EBITDA (3)	$75,713		$61,564
Adjusted EPS (3)	$0.84		$0.66

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended September 30, 2024, and 2023, are as follows (in thousands):

	Three Months Ended September 30,
	2024	% of Revenue	2023	% of Revenue
Operating (income) expenses	$7,305	1.7%	$(3,009)	(0.7)%
Corporate general & administrative (income) expenses	1,064	0.2%	(452)	(0.1)%
Other income (expenses), net	8,369	1.9%	(3,461)	(0.8)%

NYSE: CBZ ● www.cbiz.com ● X: @cbz

Excluding the impact of the previously mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended September 30, 2024, and 2023, are as follows (in thousands):

	Three Months Ended September 30,
	2024				2023
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$72,913	$7,305	$80,218	18.3%	$68,391	$(3,009)	$65,382	15.9%
Operating income	49,686	8,369	58,055	13.2%	55,255	(3,461)	51,794	12.6%
Other income (expense), net	1,300	(8,369)	(7,069)	(1.6)%	(2,288)	3,461	1,173	0.3%
Income before income tax expense	50,971	—	50,971	11.6%	47,196	—	47,196	11.5%
(2)Included in "Other income (expense), net" for the three months ended September 30, 2024, and 2023, is expense of $5.7 million and $0.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(3)Refer to the schedules reconciling Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release, and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(In thousands, except percentages and per share data)

	Nine Months Ended September 30,
	2024	%	2023	%
Revenue	$1,353,193	100.0%	$1,263,647	100.0%
Operating expenses (1)	1,108,824	81.9	1,027,146	81.3
Gross margin	244,369	18.1	236,501	18.7
Corporate general and administrative expenses (1)	63,988	4.7	44,527	3.5
Operating income	180,381	13.4	191,974	15.2
Other (expense) income:
Interest expense	(15,363)	(1.1)	(15,023)	(1.2)
Gain on sale of operations, net	4,953	0.4	176	—
Other income, net (1) (2)	13,207	1.0	8,245	0.7
Total other income (expense), net	2,797	0.3	(6,602)	(0.5)
Income before income tax expense	183,178	13.7	185,372	14.7
Income tax expense	51,417		51,667
Net income	131,761	9.7%	133,705	10.6%

Diluted earnings per share	$2.62		$2.64

Diluted weighted average common shares outstanding	50,359		50,644
Other data:
Adjusted EBITDA (3)	$245,226		$229,222
Adjusted EPS (3)	$2.87		$2.67

(1) CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income, net." The deferred compensation plan has no impact on "Income before income tax expense."

NYSE: CBZ ● www.cbiz.com ● X: @cbz

Income and expenses related to the deferred compensation plan for the nine months ended September 30, 2024, and 2023, are as follows (in thousands):

	Nine Months Ended September 30,
	2024	% of Revenue	2023	% of Revenue
Operating expenses	$18,164	1.3%	$6,853	0.5%
Corporate general and administrative	2,444	0.2%	821	0.1%
Other income, net	20,608	1.5%	7,674	0.6%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the nine months ended September 30, 2024, and 2023, are as follows (in thousands):

	Nine Months Ended September 30,
	2024				2023
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$244,369	$18,164	$262,533	19.4%	$236,501	$6,853	$243,354	19.3%
Operating income	180,381	20,608	200,989	14.9%	191,974	7,674	199,648	15.8%
Other income (expense), net	13,207	(20,608)	(7,401)	(0.5)%	8,245	(7,674)	571	—%
Income before income tax expense	183,178	—	183,178	13.5%	185,372	—	185,372	14.7%
(1)Included in "Other income, net" for the nine months ended September 30, 2024, and 2023, is expense of $6.3 million and $2.1 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(2)Refer to the schedules reconciling Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Financial Services	$322,295	$298,372	$1,004,158	$932,388
Benefits and Insurance Services	104,040	100,287	309,867	296,179
National Practices	12,549	11,880	39,168	35,080
Total	$438,884	$410,539	$1,353,193	$1,263,647

Gross Margin
Financial Services	$61,656	$48,692	$215,149	$194,820
Benefits and Insurance Services	21,075	20,651	60,022	61,246
National Practices	1,448	1,213	4,106	3,285
Operating expenses - unallocated (1):
Other expense	(3,961)	(5,174)	(16,744)	(15,997)
Deferred compensation	(7,305)	3,009	(18,164)	(6,853)
Total	$72,913	$68,391	$244,369	$236,501

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains or losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2024	2023
Net income	$131,761	$133,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28,593	26,965
Gain on sale of operations, net	(4,953)	(176)
Bad debt expense, net of recoveries	2,099	1,011
Adjustments to contingent earnout liability, net	6,340	2,071
Stock-based compensation expense	7,431	9,721
Other noncash adjustments	5,276	5,533
Net income, after adjustments to reconcile net income to net cash provided by operating activities	176,547	178,830
Changes in assets and liabilities, net of acquisitions and divestitures	(108,379)	(121,576)
Net cash provided by operating activities	68,168	57,254
Net cash used in investing activities	(24,911)	(76,630)
Net cash used in financing activities	(85,222)	(18,442)
Net decrease in cash, cash equivalents and restricted cash	(41,965)	(37,818)
Cash, cash equivalents and restricted cash at beginning of year	$157,148	$160,145
Cash, cash equivalents and restricted cash at end of period	$115,183	$122,327

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$1,076	$1,415
Restricted cash	43,104	38,229
Cash equivalents included in funds held for clients	71,003	82,683
Total cash, cash equivalents and restricted cash	$115,183	$122,327

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	September 30, 2024	December 31, 2023
Cash and cash equivalents	1,076	8,090
Restricted cash	43,104	30,362
Accounts receivable, net	476,565	380,152
Other current assets	42,902	34,895
Current assets before funds held for clients	563,647	453,499
Funds held for clients	112,148	159,186
Goodwill and other intangible assets, net	1,030,104	1,008,604

Total assets	2,133,370	2,043,592

Current liabilities before client fund obligations	340,598	352,028
Client fund obligations	112,319	159,893
Total long-term debt, net	335,835	310,826

Total liabilities	1,205,450	1,251,974

Treasury stock	(910,537)	(899,093)

Total stockholders' equity	927,920	791,618

Debt to equity	36.2%	39.3%
Days sales outstanding (DSO) (1)	97	78

Shares outstanding	50,188	49,814
Basic weighted average common shares outstanding	50,101	49,989
Diluted weighted average common shares outstanding	50,359	50,557

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve months daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on September 30, 2023, was 96.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
GAAP RECONCILIATION
Net Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income, EPS and EBITDA(1)
(Unaudited. Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2024		2023
	Amounts	EPS	Amounts	EPS
Net income	$35,084	$0.70	$33,682	$0.67
Adjustments:
Gain on sale of assets, net	—	—	(1,375)	(0.03)
Integration & retention costs related to acquisitions (2)	347	0.01	583	0.01
Facility optimization costs (3)	—	—	255	0.01
Gain on sale of operations, net	(4,953)	(0.10)	(77)	—
Transaction costs (4)	14,794	0.29	—	—
Income tax effect related to adjustments	(2,954)	(0.06)	154	0.00
Adjusted net income	$42,318	$0.84	$33,222	$0.66
Interest expense	$4,968		$5,848
Income tax expense	15,887		13,514
Tax effect related to the adjustments above	2,954		(154)
Depreciation	3,532		3,083
Amortization	6,054		6,051
Adjusted EBITDA	$75,713		$61,564

	Nine Months Ended September 30,
	2024		2023
	Amounts	EPS	Amounts	EPS
Net income	$131,761	$2.62	$133,705	$2.64
Adjustments:
Gain on sale of assets, net	—	—	(1,500)	(0.03)
Transaction costs related to acquisitions (2)	—	—	611	0.01
Integration & retention costs related to acquisitions (2)	1,259	0.03	2,451	0.05
Facility optimization costs (3)	340	0.01	476	0.01
Gain on sale of operations, net	(4,953)	(0.10)	(176)	—
Transaction costs (4)	21,445	0.43	—	—
Income tax effect related to adjustments	(5,078)	(0.12)	(568)	(0.01)
Adjusted net income	$144,774	$2.87	$134,999	$2.67
Interest expense	$15,363		$15,023
Income tax expense	51,417		51,667
Tax effect related to the adjustments above	5,078		568
Depreciation	10,575		9,174
Amortization	18,019		17,791
Adjusted EBITDA	$245,226		$229,222

NYSE: CBZ ● www.cbiz.com ● X: @cbz

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted net income, Adjusted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures, “Net income” and "Diluted earnings per share." Adjusted net income, Adjusted EPS and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any financial information determined under GAAP. Adjusted net income, Adjusted EPS and Adjusted EBITDA exclude significant non-operating related gains and losses that management does not consider on-going in nature. These non-GAAP financial measures are used by the Company as performance measures to evaluate, assess and benchmark the Company's operational results and to evaluate results relative to employee compensation targets. Accordingly, the Company believes the presentation of these non-GAAP financial measures allows its stockholders, debt holders, and other interested parties to meaningfully compare the Company’s period-to-period operating results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2024 related to the costs incurred related to the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc., and those reported in 2023 related to the acquisition of Somerset CAPs and Advisors.
(3) These costs relate to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.
(4)These costs include, but are not limited to, certain non-recurring legal and other professional service costs incurred in connection with the announced purchase of Marcum.

NYSE: CBZ ● www.cbiz.com ● X: @cbz

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2024 Diluted Earnings Per Share (“EPS”) Guidance to Full Year 2024 Adjusted Diluted EPS(1)

	Full Year 2024 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$2.37	$2.42
Adjustments:
Transaction costs(2)	0.31	0.31
Other adjustments (3)	(0.04)	(0.04)
Adjusted Diluted EPS Guidance	$2.64	$2.69

GAAP Diluted EPS for 2023	$2.39	$2.39
Adjusted Diluted EPS for 2023	$2.41	$2.41
GAAP Diluted EPS Range	(1)%	1%
Adjusted Diluted EPS Range	10%	12%

(1) The full year 2024 guidance is based on management’s current expectations for the remainder of 2024, excluding the impact of the announced acquisition of Marcum.
(2) These costs include, but are not limited to, certain non-recurring legal and other professional service costs incurred in connection with the announced purchase of Marcum.
(3) These adjustments include, but are not limited to, certain non-recurring consulting, technology, personnel, and other first year operating and general administrative costs incurred related to the acquisitions of Erickson, Brown & Kloster, LLC and CompuData, Inc., as well as the gain on sale of certain operations.

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